EXHIBIT 99.1

Meridian Holdings Reports Second Quarter 2026 Financial Results

Revenue Up 16% Year-Over-Year to $50.2 Million

Second Consecutive Quarter of GAAP Profitability with Net Income Attributable to MRDN of $2.2 Million and Diluted EPS of $0.17

Adjusted EBITDA Up 43% Year-Over-Year to $5.9 Million

Total Debt Reduced 45% Year-Over-Year to $26.7 Million; Cash and Cash Equivalents of $17.3 Million

Net Debt Reduced 65% Year-Over-Year to $9.4 Million; Net Debt Leverage of 0.39x

LAS VEGAS, NV – July 29, 2026 (NEWMEDIAWIRE) – Meridian Holdings Inc. (NASDAQ: MRDN) ("Meridian Holdings" or the "Company"), a global operator and licensor of online and retail sports betting, gaming and casino platforms, serving B2B and B2C customers across over 20 regulated markets, today announced its financial results for the second quarter ended June 30, 2026.

The Company delivered revenue growth of 16% year-over-year and reported net income attributable to Meridian Holdings of $2.2 million, marking its second consecutive quarter of GAAP profitability. Adjusted EBITDA increased 43% year-over-year to $5.9 million, while the Company continued to strengthen its balance sheet. First-half 2026 revenue surpassed $100 million for the first time in the Company’s history.

1

Second Quarter 2026 Financial Highlights

•	Revenue of $50.2 million, an increase of $6.9 million or 16% year-over-year, reflecting record new customer registrations and double-digit growth in wagering and deposit volumes in core Meridianbet operations. These strong demand levels drove significant revenue growth in the quarter, partially offset by an unusually bettor-favorable run of World Cup results during the early stages of the tournament.

o First-half 2026 revenue of $100.3 million, up 17% year-over-year, the first time first-half revenue has surpassed $100 million in the Company’s history.

•	Gross profit of $26.9 million, up 10% year-over-year, with ggross margin of 53.5%, compared with 56.4% in the prior-year period, reflecting lower sportsbook and casino hold during the quarter.

•	Net income attributable to MRDN of $2.2 million, or $0.17 per diluted share, compared with a net loss of $3.6 million, or $(0.31) per diluted share, in the prior-year period. This marks the Company’s second consecutive quarter of GAAP profitability.

•	Adjusted EBITDA* of $5.9 million, up 43% year-over-year from $4.1 million in the prior-year period. Adjusted EBITDA margin expanded approximately 222 basis points to 11.8%.

•	Operating cash flow of $7.8 million, compared to $2.4 million generated in the prior-year period, supporting continued deleveraging and disciplined reinvestment in the Company's core operations.

•	Continued balance sheet strength: cash of $17.3 million, total debt of $26.7 million, net debt* of $9.4 million (down 65% year-over-year) and net debt leverage* lowered to 0.39x. This is the Company’s sixth consecutive quarter of deleveraging, while interest expense declined approximately 80%.

•	Share count essentially flat, with shares outstanding up 0.23% in the quarter, entirely from the vesting and settlement of previously granted employee awards. No new equity awards were granted. The Company expects to continue providing share-count metrics with its quarterly results.

•	Customer-acquisition investment associated with the World Cup was expensed during the second quarter, while many of the newly acquired customers joined late in June and contributed only modestly to the period. The retention, repeat-deposit activity, and revenue contribution of this cohort, including potential casino cross-sell, are expected to become clearer in subsequent quarters.

William Scott, interim CEO of Meridian Holdings, commented, "Our second quarter reflects the discipline we have built into this business. We grew revenue 16%, expanded adjusted EBITDA* 43%, delivered our second consecutive quarter of GAAP profitability and reduced net debt* by 65% year-over-year, all against a sporting-results backdrop that was unusually favorable to bettors across the industry during the quarter. Furthermore, crossing $100 million in first-half revenue for the first time is a milestone that speaks to the scale we have reached. We remain focused on operational execution across our markets, continued technology integration and disciplined capital allocation as we build toward sustained, profitable growth."

* Adjusted EBITDA, net debt and net debt leverage are non-GAAP financial measures. See "Non-GAAP Financial Measures" and the accompanying reconciliation tables, below.

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Segment Performance

•	Meridianbet Group – Revenue of $35.8 million, up 23% year-over-year, representing 71% of total Company revenue. Segment operating income grew 91% year-over-year to $6.1 million.

•	Zoran Milosevic, CEO of Meridianbet Group, stated, "The second quarter demonstrated the strength of our customer engine. New customer registrations surged 37% year-over-year, with first-time depositors up 24% and total deposit volume up 24%. Betting gross gaming revenue grew 37% year-over-year on record wagering activity. A high-scoring World Cup group stage made the period unfavorable to certain operators and markets across the industry, and our results were further affected by two major casino wins totaling over $1.2 million during the quarter. Just as importantly, the tournament brought a wave of new players onto our platform, strengthening our base for conversion and retention. The underlying growth in our customer base and handle is the clearest measure of the momentum in this business."

•	Expanse Studios (in Meridianbet Group) – The Company's proprietary game studio continued to expand its distribution and content pipeline, growing revenue 138% and gross gaming revenue 90% year-over-year. The studio also went live with new operator partners including Maxbet Serbia, part of Flutter Entertainment, Synottip and Joker.lv. The studio entered a North American distribution partnership with Bragg Gaming and also secured new market certifications in Latvia, Colombia, Portugal and Slovenia. During the quarter, Expanse also launched new player-engagement tools, including jackpots, tournaments and its Achievo gamification product.

•	RKingsCompetitions Ltd. (“RKings”) and Classics For A Cause Pty Ltd (“Classics for a Cause”) – Combined revenue of $10.8 million, up 4% year-over-year, representing 22% of Company revenue. At RKings, revenue of $7.0 million increased approximately 5% year-over-year. At Classics for a Cause, new users grew approximately 28% year-over-year and active VIP subscriptions remained above 10,000, ending the quarter at approximately 10,100.

•	GMAG – Revenue of $3.6 million, compared with $3.6 million in the prior-year period, representing 7% of Company revenue. The segment deployed 2,382 new games in the quarter, up 13% year-over-year. MexPlay, the segment's Mexico-facing online casino, continued to expand, with the revenue up 31%, new customer registrations up 50% year-over-year and first-time depositors up 53%.

Second Half 2026 Preliminary Outlook

For the second half of 2026, the Company expects constant currency revenue growth of approximately 8% to 10% year-over-year. Consistent with historical seasonality, the fourth quarter is expected to be the strongest of the year, reflecting the concentration of major sporting events and holiday-period wagering activity.

Earnings Call & Investor Resources

A full visual presentation and the earnings call replay are available at the Meridian Holdings investor relations website: https://meridian-holdings.com/quarterly-results/.

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About Meridian Holdings

Meridian Holdings Inc. (NASDAQ: MRDN), headquartered in Las Vegas, Nevada, is an established B2B and B2C gaming technology group operating across 20+ international regulated markets. The Company’s B2C division is led by Meridianbet Group, a leading online sports betting and gaming operator founded in 2001 and licensed across Europe, Africa, and South America. Meridian’s B2B division - comprising game developer Expanse Studios and iGaming platform GMAG - develops, licenses, and distributes proprietary gaming technology to a global client base. Additional subsidiaries include RKings Competitions (pay-to-enter prize competitions in the UK), MexPlay (regulated online casino in Mexico), and Classics for a Cause (Australia’s leading subscription-based digital memberships and trade-promotion lottery). The Company’s software automatically declines gaming or redemption requests originating in the United States, in strict compliance with U.S. law.

For more information, visit www.meridian-holdings.com or email ir@meridian-holdings.com.

Non-GAAP Financial Measures

Adjusted EBITDA, Net Debt, and Net Debt Leverage Ratio are non-Generally Accepted Accounting Principles (GAAP) financial measures presented as supplemental indicators of the Company’s performance and capital structure.

EBITDA represents net income (loss) before interest expense, interest income, income taxes, and depreciation and amortization. Adjusted EBITDA represents EBITDA further adjusted to exclude stock-based compensation expense, severance costs related to the termination of executive officers and directors, restructuring costs (which include charges or expenses attributable to acquisition-related costs), and unrealized foreign exchange gains or losses. Prior-period Adjusted EBITDA has been presented on a basis consistent with the current definition. We present Adjusted EBITDA because we believe it provides investors with additional useful information regarding our core operating performance and the effects of certain non-cash or non-recurring items during the period.

Net Debt is defined as total debt less cash and cash equivalents. Net Debt Leverage Ratio is defined as Net Debt as of the balance sheet date divided by annualized Adjusted EBITDA for the period then ended (calculated for the second quarter of 2026, as Adjusted EBITDA for the six months ended June 30, 2026, multiplied by two). We believe these measures provide investors with additional insight into the Company’s leverage and liquidity position, illustrating our ability to service and repay debt using operating performance and available cash resources.

Adjusted EBITDA, Net Debt, and Net Debt Leverage Ratio are non-GAAP measures, are unaudited, and have inherent limitations as analytical tools. These measures should not be considered in isolation, or as substitutes for analysis of the Company’s results as reported under GAAP. Some of these limitations include: they do not reflect cash expenditures or future capital requirements; they do not reflect working capital requirements or contractual commitments; they do not reflect significant interest expense, principal, or income tax payments; although depreciation and amortization are non-cash charges, the assets being depreciated or amortized may require replacement in the future; and other companies may calculate these measures differently, limiting comparability. The Company’s presentation of these measures should not be construed as implying that future results will be unaffected by unusual or non-recurring items.

For additional information regarding these non-GAAP financial measures, please refer to the sections titled “Reconciliation of U.S. GAAP Net Income (Loss) to EBITDA and Adjusted EBITDA (Unaudited)”, and “Reconciliation of Net Debt and Leverage Calculation (Unaudited)”, included at the end of this release.

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Forward-Looking Statements

Certain statements made in this press release contain forward-looking information within the meaning of applicable securities laws, including within the meaning of the Private Securities Litigation Reform Act of 1995 (“forward-looking statements”). Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets”, “may,” “should,” “could,” “potential” and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements.

Important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation, (a) the Company’s need for significant additional financing to grow and expand our operations, complete acquisitions and satisfy post-closing obligations, including in connection with the MeridianBet acquisition; (b) dilution resulting from the conversion of preferred stock and warrants, and from acquisitions; (c) the Company’s ability to complete acquisitions, the availability of funding for such transactions, and disruptions and other risks associated therewith; (d) the Company’s reliance on third-party suppliers of gaming content and the cost of such content; (e) the Company’s ability to obtain and maintain required gaming licenses; (f) the Company’s ability to maintain the listing of its common stock on the Nasdaq Capital Market; (g) the Company’s ability to effectively manage growth; (h) the Company’s expectations regarding future growth, revenues and profitability; (i) the Company’s expectations regarding future plans and the timing thereof; (j) the Company’s reliance on its management team; (k) the fact that Aleksandar Milovanović has voting control over the Company; (l) related party relationships and potential conflicts of interest; (m) the effects of economic downturns, recessions, inflation, interest rate changes, global conflicts and other market conditions, including impacts on discretionary spending and the cost of capital; (n) the Company’s ability to protect its proprietary information and intellectual property; (o) our ability to compete effectively in our markets; (p) the impact of current and future regulations, the Company’s ability to comply with such regulations, potential penalties for non-compliance, and changes in the interpretation or enforcement of laws; (q) risks associated with gaming fraud, user cheating and cyber-attacks; (r) risks associated with system failures and disruptions to technology and infrastructure, including cybersecurity and hacking risks; (s) risks relating to inventory management; (t) foreign exchange and currency risks; (u) the outcome of contingencies, including legal proceedings; (v) competition from existing and new market participants; (w) the Company’s ability to manage expenses related to sales and marketing and required general, administrative and technology investments; (x) general consumer sentiment and economic conditions affecting discretionary spending on the Company’s products; (y) the risk of loss if customers or counterparties fail to meet contractual obligations, including with respect to receivables and financial institutions holding the Company’s funds; (z) the risk that the Company may have difficulty meeting its financial liabilities as they come due; (aa) the risk that changes in market prices, including foreign exchange and interest rates, may affect the Company’s income or the value of financial instruments; (bb) risks relating to the protection of players’ deposits; (cc) risks that participants in sporting events may intentionally alter outcomes, resulting in higher than expected payouts; and (dd) the impact of sporting results and payout variability on the Company’s betting hold, revenue and margins, including outcomes that are unusually favorable to bettors. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this press release are reasonable, we provide no assurance that these plans, intentions or expectations will be achieved.

Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this communication are described in the Company’s publicly-filed reports, including, but not limited to, under the “Special Note Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s periodic and current filings with the SEC, including the Form 10-Qs and Form 10-Ks, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and the quarter ended June 30, 2026, and future periodic reports on Form 10-K and Form 10-Q. These reports are available at www.sec.gov.

The Company cautions that the foregoing list of important factors is not complete and does not undertake to update any forward-looking statements except as required by applicable law. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results. The forward-looking statements included in this press release are made only as of the date hereof. The Company cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, the Company undertakes no obligation to update these statements after the date of this release, except as required by law, and undertakes no obligation to update or correct information prepared by third parties that is not paid for by the Company. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

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Preliminary Outlook

The preliminary outlook for the second half of 2026 (the “Preliminary Outlook”) included herein was prepared by Meridian Holdings in good faith using assumptions believed to be reasonable. A significant number of assumptions about the operations of the business of Meridian Holdings were based, in part, on economic, competitive, and general business conditions prevailing at the time the Preliminary Outlook was developed. Any future changes in these conditions, may materially impact the ability of Meridian Holdings to achieve the financial results set forth in the Preliminary Outlook. The Preliminary Outlook is based on numerous assumptions, including realization of the operating strategy of Meridian Holdings; industry performance; no material adverse changes in applicable legislation or regulations, or the administration thereof, or generally accepted accounting principles; general business and economic conditions; competition; retention of key management and other key employees; absence of material contingent or unliquidated litigation, indemnity, or other claims; minimal changes in current pricing; no significant increases in interest rates or inflation; and other matters, many of which will be beyond the control of Meridian Holdings, and some or all of which may not materialize. Additionally, to the extent that the assumptions inherent in the Preliminary Outlook are based upon future business decisions and objectives, they are subject to change. Although the Preliminary Outlook is presented with numerical specificity and is based on reasonable expectations developed by Meridian Holdings' management, the assumptions and estimates underlying the Preliminary Outlook are subject to significant business, economic, and competitive uncertainties and contingencies, many of which will be beyond the control of Meridian Holdings. Accordingly, the Preliminary Outlook is only an estimate and is necessarily speculative in nature. It is expected that some or all of the assumptions in the Preliminary Outlook will not be realized and that actual results will vary from the Preliminary Outlook. Such variations may be material and may increase over time. In light of the foregoing, readers are cautioned not to place undue reliance on the Preliminary Outlook. The projected financial information contained herein should not be regarded as a representation or warranty by Meridian Holdings, its management, advisors, or any other person that the Preliminary Outlook can or will be achieved. Meridian Holdings cautions that the Preliminary Outlook is speculative in nature and based upon subjective decisions and assumptions. As a result, the Preliminary Outlook should not be relied on as necessarily predictive of actual future events.

Contacts

Investors & Press: ir@meridian-holdings.com

Investor Relations:

ICR

brett.milotte@icrinc.com

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Meridian Holdings Inc. and Subsidiaries

Consolidated Balance Sheets

	As of	As of
	June 30, 2026	December 31, 2025
	(Unaudited)	(Audited)
ASSETS

Current assets:
Cash and cash equivalents	$17,318,751	$18,078,300
Accounts receivable, net	7,856,844	7,954,116
Accounts receivable – related parties	506,360	465,691
Taxes receivable	722,893	595,434
Inventory	4,639,884	5,524,570
Prepaid expenses	1,171,980	652,224
Other current assets	2,992,679	2,167,818
Total current assets	35,209,391	35,438,153

Non-current assets:
Goodwill & intangible assets, net	34,545,063	34,914,920
Property, plant & equipment, net	27,259,707	28,963,866
Investments	3,543,586	3,650,526
Deposits	5,606,700	6,315,584
Operating lease right-of-use assets	6,257,763	6,296,336
Other non-current assets	2,703,305	2,499,415
Total non-current assets	79,916,124	82,640,647
Total assets	$115,125,515	$118,078,800

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$23,906,770	$20,572,774
Accounts payable - related parties	37,500	295,165
Current portion of operating lease liability	2,804,138	2,656,508
Current portion of long-term loan	9,978,715	10,581,035
Taxes payable	4,289,807	5,011,261
Other current liabilities	1,295,576	1,592,958
Deferred revenues	1,041,855	1,111,332
Contingent liability	233,988	228,667
Current portion of consideration payable – related parties	15,730,672	16,199,672
Current portion of consideration payable	799,947	1,317,526
Total current liabilities	60,118,968	59,566,898

Non-current liabilities:
Non-current portion of operating lease liability	3,341,586	3,562,859
Non-current portion of long-term loan	237,123	6,590,907
Other non-current liabilities	182,959	19,510
Total non-current liabilities	3,761,668	10,173,276
Total liabilities	$63,880,636	$69,740,174

Shareholders’ equity:
Preferred stock: $0.00001 par value; 20,000,000 shares authorized	-	-
Preferred stock, Series C: $0.00001 par value, 1,000 shares designated, 1,000 and 1,000 shares issued and outstanding, respectively	-	-
Common stock: $0.00001 par value; 25,000,000 shares authorized; 12,669,479 and 12,641,023 shares issued and outstanding, respectively	$126	$126
Stock payable	102,006	102,006
Stock payable – related party	261,542	573,154
Additional paid-in capital	83,468,346	82,933,355
Treasury stock, at cost (17,062 and 17,062 shares, respectively)	(244,208)	(244,208)
Accumulated other comprehensive income (loss)	(5,126,909)	(3,753,485)
Accumulated earnings	(28,713,506)	(33,065,622)
Total shareholders’ equity of MRDN	49,747,397	46,545,326
Noncontrolling interests	1,497,482	1,793,300
Total equity	51,244,879	48,338,626
Total liabilities and equity	$115,125,515	$118,078,800

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Meridian Holdings Inc. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025

Revenues	$50,193,999	$43,245,368	$100,297,869	$85,968,421
Cost of goods sold	(23,339,079)	(18,868,349)	(45,298,709)	(37,395,441)
Gross profit	26,854,920	24,377,019	54,999,160	48,572,980

Operating expenses
Selling, general and administrative expenses	24,414,985	26,681,869	49,402,101	50,983,847
Income (loss) from operations	2,439,935	(2,304,850)	5,597,059	(2,410,867)

Other income (expense):
Interest expense	(300,185)	(1,481,669)	(653,911)	(2,953,029)
Interest earned	35,133	16,884	41,132	60,820
Foreign exchange loss/gain	(162,075)	(63,455)	(574,269)	370,213
Other income	572,182	591,576	1,039,270	1,097,079
Total other income (expense)	145,055	(936,664)	(147,778)	(1,424,917)
Net income (loss) before tax	2,584,990	(3,241,514)	5,449,281	(3,835,784)
Provision for income taxes	623,120	490,377	1,319,254	154,324
Net income (loss)	$1,961,870	$(3,731,891)	$4,130,027	$(3,990,108)
Less: Net loss attributable to noncontrolling interest	(203,180)	(147,546)	(295,818)	(174,155)
Net income (loss) attributable to MRDN	$2,165,050	$(3,584,345)	$4,425,845	$(3,815,953)

Weighted average ordinary shares outstanding:
Basic	12,665,133	11,497,369	12,653,266	11,238,823
Diluted	12,759,079	11,497,369	12,772,141	11,238,823
Net income (loss) per ordinary share attributable to MRDN:
Basic	$0.17	$(0.31)	$0.35	$(0.34)
Diluted	$0.17	$(0.31)	$0.35	$(0.34)

Net income (loss)	$1,961,870	$(3,731,891)	$4,130,027	$(3,990,108)
Foreign currency translation adjustments	(1,050,099)	4,198,530	(1,373,424)	5,569,578
Comprehensive income	911,771	466,639	2,756,603	1,579,470
Less: Net loss attributable to noncontrolling interest	(203,180)	(147,546)	(295,818)	(174,155)
Comprehensive income attributable to MRDN	$1,114,951	$614,185	$3,052,421	$1,753,625

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Meridian Holdings Inc. and Subsidiaries

Consolidated Statements of Cash Flow

(Unaudited)

	Six Months Ended
	June 30,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$4,130,027	$(3,990,108)
Adjustments to reconcile net (loss) income to cash provided by operating activities:
Fair value of stock-based compensation	150,765	2,456,639
Non-cash interest expense related to debt discount amortization	151,340	1,950,094
Amortization of intangible assets	2,556,674	4,618,020
Depreciation of property, plant and equipment	2,621,005	2,780,271
Bad debt expense	197,659	168,929
Non-cash transfer of property and equipment to employees	84,225	-

Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(95,781)	(1,190,337)
(Increase) decrease in accounts receivable – related party	(71,599)	101,311
(Increase) decrease in taxes receivable	(127,459)	17,468
(Increase) decrease in prepaid expenses	(521,388)	(196,491)
(Increase) decrease in other current assets	(814,557)	106,245
(Increase) decrease in inventories	849,149	(470,500)
(Increase) decrease in deposits	708,884	(502,217)
(Increase) decrease in other non-current assets	58,824	45,906
Increase (decrease) in accounts payable and accrued liabilities	3,293,938	4,530,082
Increase (decrease) in accounts payable – related party	(258,731)	420,011
Increase (decrease) in taxes payable	(727,506)	(804,244)
Increase (decrease) in deferred revenues	(77,576)	(3,876)
Increase (decrease) in customer deposit	(427,740)	54,865
Increase (decrease) in other current liabilities	124,815	125,649
Increase (decrease) in other liabilities	(78,816)	(304,644)
Increase (decrease) in operating lease liabilities	1,228,643	204,094
Net cash provided by operating activities	$12,954,795	$10,117,167

Cash flows from investing activities:
Cash paid for intangible assets	(2,173,430)	(5,976,880)
Cash paid for investments	-	(26,318)
Cash paid for property, plant and equipment	(1,022,405)	(3,574,317)
Cash paid for purchase of subsidiaries	(517,579)	(715,650)
Cash distribution to former owners of MeridianBet Group in connection with the Purchase	(469,000)	(1,610,343)
Net cash used in investing activities	$(4,182,414)	$(11,903,508)

Cash flows from financing activities:
Repayment on debt	(6,621,291)	(15,060,133)
Repayment of lease	(1,309,888)	(1,093,927)
Payments of fractional shares	(1,115)	-
Proceeds from dividends	-	48,072
Proceeds from loans and borrowings	-	1,172,000
Proceeds from sale of stock	-	632,813
Net cash used in financing activities	$(7,932,294)	$(14,301,175)

Effect of exchange rate changes on cash	(1,599,636)	8,097,891

Net increase (decrease) in cash and cash equivalents	(759,549)	(7,989,625)
Cash and cash equivalents at beginning of year	18,078,300	30,125,944
Cash and cash equivalents at end of the quarter	$17,318,751	$22,136,319

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Reconciliation of U.S. GAAP Net Income (Loss) to EBITDA and Adjusted EBITDA (Unaudited)

	Three Months Period Ended		Six Months Period Ended
	June 30, 2026	June 30, 2025	June 30, 2026	June 30, 2025
Net income (loss)	$1,961,870	$(3,731,891)	$4,130,027	$(3,990,108)
+ Interest expense	300,185	1,481,669	653,911	2,953,029
- Interest income	(35,133)	(16,884)	(41,132)	(60,820)
+ Taxes	623,120	490,377	1,319,254	154,324
+ Depreciation	1,185,050	1,344,024	2,621,005	2,780,271
+ Amortization	1,531,499	2,465,380	2,556,674	4,618,020
EBITDA	$5,566,591	$2,032,675	$11,239,739	$6,454,716
+ Stock-based compensation	(97,292)	1,416,314	150,765	2,456,639
+ Restructuring costs	-	-	-	149,934
- Unrealized foreign exchange gain or (loss)	163,174	693,217	531,348	75,304
+ Severance costs	288,741	-	288,741	-
Adjusted EBITDA	$5,921,214	$4,142,206	$12,210,593	$9,136,593

Reconciliation of Net Debt and Leverage Calculation (Unaudited)

Total Debt	$26,746,457
Less: cash and cash equivalents	17,318,751
Net debt	9,427,706
Divided by: annualized six-month 2026 Adjusted EBITDA	24,421,186
Net debt leverage ratio	0.39

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